Exhibit 99.1

Constant Contact Announces Third Quarter 2012 Financial Results

Revenue of $63.8 million increases 17% year-over-year

WALTHAM, MA – October 25, 2012 – Constant Contact®, Inc. (Nasdaq: CTCT), which helps more than half a million small organizations connect with their customers through a suite of online engagement marketing tools, today announced its financial results for the third quarter ended September 30, 2012.

“We delivered on revenue and exceeded profitability expectations in the third quarter,” said Gail Goodman, chief executive officer of Constant Contact. “Growth in revenue per user and retention rates continued to show solid gains. New customer additions were below expectations for the quarter. Interest in our products remains high; we saw increased numbers of visitors and trialers. Our conversion of trialers into paying customers underperformed historical trends. We have begun to implement changes that we believe will improve conversion rates moving forward.”

“We have a strong brand and are the trusted marketing provider to more than half a million small businesses. Our opportunity is expansive and we continue to invest to drive the transformation of Constant Contact into a multi-product company. This evolution will take a bit longer than we had envisioned,” continued Goodman. “Looking ahead, we are focused on growing our email business while testing, iterating and scaling our newer offerings.”

Third Quarter 2012 Financial Metrics

•	Revenue was $63.8 million, an increase of 17% compared to revenue of $54.3 million for the comparable period in 2011.

•	Gross margin in the third quarter was 71%, compared to 71% for the comparable period in 2011.

•

GAAP net income was $6.6 million, compared to net income of $5.4 million for the third quarter of 2011. GAAP net income per share was $0.21, based on diluted weighted average shares outstanding of 31.0 million, compared to net income of $0.18 per share for the comparable period in 2011, based on diluted weighted average shares outstanding of 30.4 million. GAAP net income and GAAP net income per share include a $6.1 million non-cash benefit from a change to the fair value of a contingent consideration liability associated with the acquisition of SinglePlatform in 2012.

•

Adjusted EBITDA was $11.3 million compared to adjusted EBITDA of $12.0 million for the comparable period in 2011. Adjusted EBITDA margin was 17.6%, compared to 22.1% for the comparable period in 2011. Adjusted EBITDA and adjusted EBITDA margin exclude a $6.1 million non-cash benefit from a change to the fair value of a contingent consideration liability associated with the acquisition of SinglePlatform in 2012.

•

Non-GAAP net income was $6.2 million as compared to $8.2 million for the comparable period in 2011. Non-GAAP net income per diluted share was $0.20, based on diluted weighted average shares outstanding of 31.0 million, as compared to $0.27, based on diluted weighted average shares outstanding of 30.4 million, for the comparable period in 2011. Non-GAAP net income and non-GAAP net income per share exclude a $6.1 million non-cash benefit from a change to the fair value of a contingent consideration liability associated with the acquisition of SinglePlatform in 2012.

•	Cash flow from operations was $10.9 million, compared to $11.6 million for the third quarter of 2011.

•	Capital expenditures were $4.4 million, compared to $4.1 million for the third quarter of 2011.

•	Free cash flow was $6.5 million, compared to $7.5 million for the third quarter of 2011.

•	The company had $88.2 million in cash, cash equivalents and short-term marketable securities at September 30, 2012, compared to $81.1 million at June 30, 2012.

Operating Metrics

•	Added 35,000 gross new unique customers in the third quarter compared to 45,000 in the second quarter of 2012. (*)

•

Ended the third quarter with 540,000 unique customers, an increase from 535,000 unique customers at the end of the second quarter of 2012 and 485,000 unique customers at the end of the third quarter of 2011. This includes the approximately 10,000 existing SinglePlatform customers at the time of the acquisition in June 2012. (*)

•	Average monthly revenue per unique customer, ARPU, for the third quarter was $40.35, up from $39.98 in the second quarter of 2012, and up from $37.94 in the comparable period in 2011. (**)

•	Monthly retention rate of unique paying customers remained in its historical range of 97.8%, plus or minus 0.5%, for each month during the third quarter.

(*) Figures are rounded to nearest 5,000.

(**) The ARPU calculation includes SinglePlatform revenue for the third quarter of 2012 and excludes the approximately 10,000 existing SinglePlatform customers at the time of the acquisition in June 2012.

Other Recent Highlights

•

Announced the introduction of EventSpot™, the latest version of Constant Contact’s rebranded and renamed event management product, in August. EventSpot’s focus remains on helping small businesses, nonprofits and associations hold successful events. The new name reflects the value of EventSpot as a comprehensive online tool, enabling effective event promotion, event registration, payments, web-based meeting tools and post-event tracking and analytics.

•

In September, Constant Contact jointly hosted a second social media marketing webinar with Facebook®. This webinar focused on the essential steps to building a fan base, engaging an audience and creating large-scale word of mouth on Facebook. The purpose of the webinar was to demonstrate the value of social media to the nonprofit community in terms of growing their organization, as well as building a community of advocates to reinvigorate existing members and find new volunteers and donors.

•

In August, launched the Constant Contact Association Program designed to help Constant Contact’s more than 10,000 national association subscribers, local chapters and member organizations achieve marketing success. The program focuses on online marketing best practices education to help associates attract new members, foster communication with existing members, and support members’ marketing efforts with Constant Contact’s email marketing, social media marketing, event marketing, local deals, digital storefront and online survey tools.

“For the third quarter, we delivered revenue in-line with expectations and a better-than-expected adjusted EBITDA margin,” said Harpreet Grewal, chief financial officer of Constant Contact. “Third quarter customer additions proved disappointing. As we look to subsequent periods, we are adjusting our guidance to reflect third quarter trends.

For 2012, we expect to exit the fourth quarter with revenue growth of approximately 14% on a year-over-year basis, while also delivering annual adjusted EBITDA at the high end of our previous guidance. For 2013, we expect to deliver approximately 13% - 15% annual revenue growth and approximately 100 basis points of annual adjusted EBITDA margin improvement. We are committed to improving our execution and setting in place the basis for acceleration of both customer and revenue growth.”

Business Outlook

Based on information available as of October 25, 2012, Constant Contact is issuing guidance for the fourth quarter, full year 2012 and full year 2013 as follows:

Fourth Quarter 2012:

Current Guidance (10/25/2012)
Total revenue	$65.2 m - $65.5 m
Adjusted EBITDA margin	15.3% - 16.0%
Adjusted EBITDA	$10.0 m - $10.5 m
Stock-based compensation expense	$4.0 m
GAAP net income	$300 thousand - $600 thousand
GAAP net income per share	$0.01 - $0.02
Non-GAAP net income per share*	$0.14 - $0.16
Diluted weighted average shares outstanding	31.0 m

Full Year 2012:

	Prior Guidance (7/26/2012)	Current Guidance (10/25/2012)
Total revenue	$253 m - $254m	$251.1m - $251.4m
Adjusted EBITDA margin	14.2% - 14.7%	14.5% - 14.7%
Adjusted EBITDA	$35.9 m - $37.3 m	$36.5 m - $37.0 m
Stock-based compensation expense	$14.3 m	$14.9 m
GAAP net income	$1.2 m - $2.1 m	$6.6 m - $6.9 m
GAAP net income per share	$0.04 - $0.07	$0.21 - $0.22
Non-GAAP net income per share*	$0.51 - $0.55	$0.54 - $0.56
Diluted weighted average shares outstanding	31.3 m	31.0 m
Estimated effective tax rate	~40%	~30%
Estimated cash tax rate	~10%	~10%

*	non-GAAP net income per share calculated using an estimated cash tax rate

Full Year 2013:

Current Guidance (10/25/2012)
Total revenue	Approximately 13% - 15% revenue growth
Adjusted EBITDA margin	~100 basis points of annual Adjusted EBITDA margin expansion

Non-GAAP Financial Measures

This press release contains the following non-GAAP financial measures: Adjusted EBITDA, adjusted EBITDA margin, non-GAAP net income, non-GAAP net income per share, estimated cash tax rate and free cash flow.

Adjusted EBITDA is calculated by taking GAAP net income, adding depreciation and amortization, stock-based compensation, adjusting for taxes and contingent consideration adjustment, then subtracting interest and other income, net. Adjusted EBITDA margin is equal to adjusted EBITDA divided by revenue.

Non-GAAP net income is calculated by taking GAAP net income adding back stock-based compensation expense and then adjusting for the non-cash portion of income taxes and contingent consideration adjustment. Non-GAAP net income per share is calculated by dividing Non-GAAP net income by the diluted weighted average shares outstanding.

Estimated cash tax rate is calculated by dividing estimated taxes to-be-paid by estimated full year income before taxes.

Free cash flow is calculated by subtracting cash paid for the acquisition of property and equipment from net cash provided by operating activities.

Constant Contact believes that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to Constant Contact’s financial condition and results of operations. The company’s management uses these non-GAAP measures to compare the company’s performance to that of prior periods for trend analyses, for purposes of determining executive and senior management incentive compensation and for budgeting and planning purposes. These measures are used in monthly financial reports prepared for management and in monthly and quarterly financial reports presented to the company’s board of directors. The company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the company’s financial measures with other software-as-a-service companies, many of which present similar non-GAAP financial measures to investors.

Management of the company does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in the company’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which expenses and income are excluded or included in determining these non-GAAP financial measures. In order to compensate for these limitations, management presents non-GAAP financial measures in connection with GAAP results. Constant Contact urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures, which it includes in press releases announcing quarterly financial results, including this press release, and not to rely on any single financial measure to evaluate the company’s business.

Reconciliation tables of the most comparable GAAP financial measures to the non-GAAP financial measures used in this press release are included with the financial tables at the end of this release.

Conference Call Information

What:	Constant Contact third quarter 2012 financial results conference call
When:	Thursday, October 25, 2012
Time:	5:00 p.m. ET
Live Call:	(877) 334-1974, domestic
(760) 666-3590, international
Replay:	(855) 859-2056, domestic
(404) 537-3406, international
Webcast:	http://investor.constantcontact.com/(live and replay)

Live and replay conference ID code: 37575438

The webcast will be archived on Constant Contact’s website for a period of three months.

About Constant Contact, Inc.

Constant Contact is revolutionizing the success formula for small organizations through affordable, easy-to-use Engagement MarketingTM tools that help create and grow customer relationships. More than half a million small businesses, non-profits, and associations worldwide rely on Constant Contact to drive ongoing customer dialogs through email marketing, social media marketing, event marketing, local deals and online surveys. All Constant Contact products come with unrivaled KnowHow, education, and free coaching with a personal touch, including award-winning customer support.

Constant Contact and the Constant Contact Logo are registered trademarks of Constant Contact, Inc. All Constant Contact product names and other brand names mentioned herein are trademarks or registered trademarks of Constant Contact, Inc. All other company and product names may be trademarks or service marks of their respective owners.

Cautionary Language Concerning Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding the interest level in our products, improving conversion rates, strong brand and market position, future opportunity, accelerating customer growth and revenue growth, expanding adjusted EBITDA margin and the financial guidance for the fourth quarter of 2012, full year 2012 and full year 2013. These forward-looking statements are made as of the date they were first issued and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Words such as “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond Constant Contact’s control. Constant Contact’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, the company’s ability to attract new customers and retain existing customers, the company’s dependence on the market for email marketing services for small organizations, adverse economic conditions in general and adverse economic conditions specifically affecting the markets in which the company operates, the company’s ability to successfully develop and introduce new products and add-ons or enhancements to existing products, including the Social Campaigns and SaveLocal products, the integration of

SinglePlatform, adverse regulatory or legal developments, litigation risk, the company’s ability to continue to promote and maintain its brand in a cost-effective manner, changes in the competitive environment, the company’s ability to compete effectively, the company’s ability to attract and retain key personnel, the company’s ability to protect its intellectual property and other proprietary rights, and other risks detailed in Constant Contact’s most recent Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission as well as other documents that may be filed by the company from time to time with the Securities and Exchange Commission. Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent Constant Contact’s views as of the date of this press release. The company anticipates that subsequent events and developments will cause its views to change. Constant Contact undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing Constant Contact’s views as of any date subsequent to the date of this press release.

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(CTCT-F)

Media Contact:

Erika Tower

Constant Contact

(781) 482-7039

pr@constantcontact.com

Investor Contact:

Jeremiah Sisitsky

Constant Contact

(339) 222-5740

ir@constantcontact.com

Constant Contact, Inc.

Consolidated Condensed Statements of Operations (unaudited)

(In thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Revenue	$63,846	$54,346	$185,856	$156,888
Cost of revenue	18,722	15,679	54,755	$45,595

Gross profit	45,124	38,667	131,101	111,293

Operating expenses:
Research and development	9,776	7,338	29,051	22,325
Sales and marketing	24,881	19,455	76,435	66,204
General and administrative	7,956	6,191	23,201	17,623
Acquisition costs and other related charges	(6,020)	—	(5,297)	264

Total operating expenses	36,593	32,984	123,390	106,416

Income from operations	8,531	5,683	7,711	4,877
Interest income and other income (expense), net	68	80	201	264

Income before income taxes	8,599	5,763	7,912	5,141
Income tax expense	(1,978)	(410)	(1,535)	(357)

Net income	$6,621	$5,353	$6,377	$4,784

Net income per share:
Basic	$0.22	$0.18	$0.21	$0.16
Diluted	$0.21	$0.18	$0.21	$0.16

Weighted average shares outstanding used in computing per share amounts:
Basic	30,466	29,631	30,339	29,481
Diluted	30,957	30,399	31,043	30,679

Constant Contact, Inc.

Calculation of Adjusted EBITDA and Adjusted EBITDA Margin (unaudited)

(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Net income	$6,621	$5,353	$6,377	$4,784

Subtract:
Contingent consideration adjustment	6,094	—	6,094	—
Interest income and other income (expense), net	68	80	201	264

Add back:
Depreciation and amortization	5,044	3,535	14,013	10,567
Stock-based compensation expense	3,772	2,792	10,847	8,643
Income tax expense	1,978	410	1,535	357

Adjusted EBITDA	$11,253	$12,010	$26,477	$24,087

Divide by:
Revenue	$63,846	$54,346	$185,856	$156,888

Adjusted EBITDA margin	17.6%	22.1%	14.2%	15.4%

Constant Contact, Inc.

Calculation of Non-GAAP Net Income and Non-GAAP Net Income per Share (unaudited)

(In thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Net income	$6,621	$5,353	$6,377	$4,784

Adjust:
Non-cash portion of income tax expense	1,870	63	1,212	221
Contingent consideration adjustment	(6,094)	—	(6,094)	—

Add back:
Stock-based compensation expense	3,772	2,792	10,847	8,643

Non-GAAP net income	$6,169	$8,208	$12,342	$13,648

Non-GAAP net income per share: diluted	$0.20	$0.27	$0.40	$0.44

Weighted average shares outstanding used in computing per share amounts	30,957	30,399	31,043	30,679

Constant Contact, Inc.

Calculation of Free Cash Flow (unaudited)

(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Net cash provided by operating activities	$10,917	$11,600	$27,024	$28,246

Subtract:
Acquisition of property and equipment	4,432	4,092	15,076	12,921

Free cash flow	$6,485	$7,508	$11,948	$15,325

Constant Contact, Inc.

Consolidated Condensed Statements of Cash Flows (unaudited)

(In thousands)

	Nine Months Ended September 30,
	2012	2011
Cash flows from operating activities
Net income	$6,377	$4,784
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	14,013	10,567
Amortization of premiums on investments	430	493
Stock-based compensation expense	10,847	8,643
Provision for (recovery) of bad debts	9	(1)
Gain on sales of marketable securities	—	(13)
Deferred income taxes	1,285	221
Contingent consideration adjustment	(6,094)	—
Taxes paid related to net share settlement of restricted stock units	(376)	(154)
Change in operating assets & liabilities, net of effects from acquisitions:
Accounts receivable	(129)	(7)
Prepaid expenses and other current assets	1,624	(108)
Other assets	(492)	(948)
Accounts payable	(3,985)	(3,058)
Accrued expenses	1,078	4,741
Deferred revenue	2,450	3,272
Other long-term liabilities	(13)	(186)

Net cash provided by operating activities	27,024	28,246

Cash flows from investing activities
Purchases of marketable securities	(36,357)	(111,035)
Proceeds from maturities of marketable securities	40,167	28,563
Proceeds from sales of marketable securities	40,600	81,727
Acquisition of businesses, net of cash acquired	(68,296)	(15,000)
Acquisition of property and equipment	(15,076)	(12,921)

Net cash used in investing activities	(38,962)	(28,666)

Cash flows from financing activities
Proceeds from issuance of common stock pursuant to exercise of stock options	4,227	3,024
Income tax benefit from the exercise of stock options	84	—
Proceeds from issuance of common stock pursuant to employee stock purchase plan	536	435

Net cash provided by financing activities	4,847	3,459

Effects of exchange rates on cash	2	—
Net (decrease) increase in cash and cash equivalents	(7,089)	3,039
Cash and cash equivalents, beginning of period	49,589	32,892

Cash and cash equivalents, end of period	$42,500	$35,931

Supplemental disclosure of non-cash investing and financing activities
Capitalization of stock-based compensation	730	477
Fair value of contingent consideration in connection with acquisition included in accrued expenses and other long-term liabilities	12,152	—

Constant Contact, Inc.

Consolidated Condensed Balance Sheets (unaudited)

(In thousands)

	September 30, 2012	December 31, 2011
Assets
Current assets
Cash and cash equivalents	$42,500	$49,589
Marketable securities	45,655	90,523
Accounts receivable, net	226	58
Prepaid expenses and other current assets	7,316	8,891

Total current assets	95,697	149,061

Property and equipment, net	37,163	34,263
Restricted cash	750	750
Goodwill	95,505	18,935
Acquired intangible assets, net	7,337	3,046
Deferred tax assets	12,299	12,960
Other assets	2,946	2,363

Total assets	$251,697	$221,378

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$4,969	$8,906
Accrued expenses	14,389	10,515
Deferred revenue	32,043	28,983

Total current liabilities	51,401	48,404

Other long-term liabilities	6,987	2,052

Total liabilities	58,388	50,456

Common stock	305	301
Additional paid-in capital	206,083	190,039
Accumulated other comprehensive income	23	61
Accumulated deficit	(13,102)	(19,479)

Total stockholders’ equity	193,309	170,922

Total liabilities and stockholders’ equity	$251,697	$221,378